Exhibit 5(b)




April 16, 2003


TO:     ALLSTATE LIFE INSURANCE COMPANY
        NORTHBROOK, IL  60062

FROM:   MICHAEL J. VELOTTA
        SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FILE NO. 333-100068

With reference to Post Effective Amendment No. 1 to the Form S-3 Registration Statement on filed by Allstate Life Insurance Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of April 16, 2003:

The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issuedwill be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the abovereferenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.


Sincerely,



/S/MICHAEL J. VELOTTA
------------------------------
Michael J.Velotta
Senior  Vice  President, Secretary and General Counsel